EXHIBIT 10.8

URBAN OUTFITTERS

2004

STOCK INCENTIVE PLAN

-i-

URBAN OUTFITTERS

2004

STOCK INCENTIVE PLAN

WHEREAS, Urban Outfitters, Inc. desires to grant equity incentive awards to certain of its employees, consultants and non-employee directors;

NOW, THEREFORE, the Urban Outfitters 2004 Stock Incentive Plan is hereby adopted under the following terms and conditions:

SECTION 1 - PURPOSE AND DEFINITIONS

(a) Purpose. The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

(b) Definitions.

(1) “Administrator” shall mean:

(A) The Chairman of the Board, with respect to an Award which (i) covers 20,000 or fewer shares of Common Stock, and (ii) is granted to an individual who is not subject to section 16(b) of the Exchange Act; or

(B) The Committee.

(2) “Award” shall mean an ISO, NQSO, SAR, Restricted Stock or RSU awarded by the Company to an Employee, a Consultant or a Non-Employee Director.

(3) “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 11.

(4) “Board” shall mean the Board of Directors of the Company.

(5) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(6) “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

(7) “Committee” shall mean a committee which consists solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code), or the entire Board.

(8) “Company” shall mean Urban Outfitters, Inc.

(9) “Consultant” shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(10) “Employee” shall mean an officer or other employee of the Company or a Related Corporation.

(11) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(12) “Fair Market Value” shall mean:

(A) The arithmetic average of the highest and lowest quoted selling price, if there is a market for the Common Stock on a registered securities exchange or in an over the counter market, on the applicable date; or

(B) Fair market value determined under such other method as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

(13) “Grantee” shall mean an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.

(14) “ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

(15) “Non-Employee Director” shall mean a director of the Company who:

(A) Is not an Employee; and

(B) Has not been an Employee during the immediately preceding 12-month period.

(16) “NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

(17) “Options” shall mean ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase shares of Common Stock at a specified exercise price.

(18) “Plan” shall mean the Urban Outfitters 2004 Stock Incentive Plan as set forth herein and as amended from time to time.

(19) “Related Corporation” shall mean either a “subsidiary corporation” of the Company, as defined in section 424(f) of the Code, or the “parent corporation” of the Company, as defined in section 424(e) of the Code.

(20) “Restricted Stock” shall mean Common Stock subject to restrictions determined by the Administrator pursuant to Section 9.

(21) “RSU” shall mean a restricted stock unit granted pursuant to Section 10.

(22) “SAR” shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Common Stock or in a combination thereof (such form to be determined by the Administrator), determined in whole or in part by reference to appreciation in the value of Common Stock.

(23) “Termination of Service” shall mean (a) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (b) with respect to an Award granted to a Consultant, the termination of the consulting arrangement between the Consultant and the Company and all Related Corporations; and (c) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if the Grantee’s status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive an Award under the Plan, the Administrator (subject to Section 15(a)) may provide that no Termination of Service occurs for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates. For purposes of this paragraph, if a Grantee’s relationship is with a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, unless the Committee determines otherwise.

SECTION 2 - ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator (and members thereof), while serving as such, shall be deemed to be acting in his or her capacity as a director or an officer of the Company.

The Administrator shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors, to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the Plan; provided, however, that Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan, and the Administrator may do so with respect to any Award granted hereunder, in the manner and to the extent it (or he) deems desirable. The Committee also shall have the authority (1) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, (2) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (3) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

Notwithstanding the foregoing, the terms and conditions of formula NQSOs granted to Non-Employee Directors under Section 7 are intended to be fixed in advance. Consequently, neither the Administrator nor the Board shall have discretionary authority with respect to formula NQSOs granted pursuant to Section 7.

SECTION 3 - ELIGIBILITY

Employees, Non-Employee Directors and Consultants shall be eligible to receive Awards under the Plan. However, Employees and Consultants shall not be eligible to receive formula NQSOs under Section 7, and Non-Employee Directors and Consultants shall not be eligible to receive ISOs. More than one Award may be made to a Grantee under the Plan.

SECTION 4 - STOCK

The aggregate number of shares of Common Stock that may be delivered under the Plan is 2,500,000 shares, subject to the following limits:

(a) The aggregate number of shares of Common Stock subject to Options and SARs granted to an Employee during any calendar year under the Plan shall not exceed 600,000 shares; and

(b) No more than 1,000,000 shares of Common Stock shall be available for the granting of Restricted Stock and RSUs under the Plan.

Each limit in the preceding sentence shall be subject to the adjustment described in Section 12. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

If any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Stock, the number of shares of Common Stock with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall continue to be available for future Awards granted under the Plan. However, if an Option or SAR is cancelled, the shares of Common Stock covered by the cancelled Option or SAR shall be counted against the maximum number of shares specified above for which Options and SARs may be granted to a single Employee. If any Option is exercised by surrendering Common Stock to the Company as full or partial payment or if tax withholding requirements are satisfied by withholding or surrendering Common Stock to the Company, only the number of shares issued net of Common Stock withheld or surrendered shall be deemed delivered for purposes of determining the maximum number of shares available for grant under the Plan.

SECTION 5 - GRANTING OF AWARDS

From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Administrator may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as it determines are warranted. However:

(a) Grants of ISOs and NQSOs shall be separate and not in tandem;

(b) Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan; and

(c) Grants to Non-Employee Directors under Section 7 of the Plan shall be made as provided in such Section.

A member of the Committee shall not participate in a vote approving the grant of an Award to himself or herself to the extent provided under the laws of Pennsylvania governing corporate self-dealing. In making any determination as to whether an Employee, a Consultant or a Non-Employee Director shall be granted an Award, the type of Award to be granted, the number of shares to be covered by the Award, and other terms of the Award, the Administrator may take into account the duties of the Employee, Consultant or Non-Employee Director, his or her present and potential contributions to the success of the Company or a Related Corporation, the tax implications to the Company and the Grantee, and such other factors as the Administrator may deem relevant in accomplishing the purposes of the Plan. Moreover, the Administrator may provide in an Option or an SAR that the Option or SAR may be exercised only if certain conditions (such as performance-based requirements), as determined by the Administrator, are fulfilled.

SECTION 6 - TERMS AND CONDITIONS OF DISCRETIONARY OPTIONS

Discretionary Options granted to Employees, Non-Employee Directors and Consultants pursuant to this Section 6 shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan (and, for ISOs, the provisions of section 422(b) of the Code), as the Administrator shall deem desirable —

(a) Number of Shares. The Option shall state the number of shares of Common Stock to which it pertains.

(b) Price. The Option shall state the option price which shall be determined and fixed by the Administrator in its (or his) discretion, but:

(1) With respect to an ISO, the option price shall not be less than 100 percent (110 percent in the case of a more-than-10-percent shareholder, as provided in subsection (i) below) of the Fair Market Value of the shares of Common Stock subject to the Option on the date the ISO is granted; and

(2) In no case may the option price be less than the par value per share of Common Stock.

(c) Term. The term of each Option shall be determined by the Administrator, in its (or his) discretion; provided, however, that the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as discussed in subsection (i) below) from the date of grant of the ISO. Each Option shall be subject to earlier termination as provided in subsections (f), (g), and (h) below and in Section 14 hereof.

(d) Exercise. An Option shall be exercisable in such installments, upon fulfillment of such other conditions, and on such dates as the Administrator may specify. The Administrator may accelerate the exercise date of an outstanding Option, in its (or his) discretion, if the Administrator deems such acceleration to be desirable.

Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares (except that, in the case of an exercise arrangement approved by the Administrator and described in paragraph (3) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

The Award Agreement shall set forth, from among the following alternatives, how the option price is to be paid —

(1) in cash or its equivalent;

(2) in shares of Common Stock previously acquired by the Grantee; provided that such shares have been held by the Grantee for such period of time as required to be considered “mature” shares for purposes of accounting treatment;

(3) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(4) in any combination of paragraphs (1), (2) and (3) above.

In the event the option price is paid, in whole or in part, with shares of Common Stock, the portion of the option price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option) of the Common Stock so surrendered in payment of the option price.

(e) ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f) Termination of Service for a Reason Other Than Death or Disability. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) thirty days after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination).

(g) Disability. If a Grantee becomes disabled (within the meaning of section 22(e)(3) of the Code) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) six months after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination). In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.

(h) Death. If a Grantee’s Termination of Service occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsections (f) or (g) above (including any extension of such period provided in the Award Agreement), such Option may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Administrator, by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) six months after the date of the Grantee’s death (unless the Award Agreement provides a different expiration date in the case of death).

(i) More-Than-Ten-Percent Shareholder. If, after applying the attribution rules of section 424(d) of the Code, the Grantee owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him, the option price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

SECTION 7 - FORMULA NQSOs FOR NONEMPLOYEE DIRECTORS

(a) Granting of Formula NQSOs to Non-Employee Directors.

(1) Initial Grant. An NQSO to purchase 20,000 shares of Common Stock (as adjusted pursuant to Section 12) automatically shall be granted to a Non-Employee Director on the date he or she becomes a Non-Employee Director (whether by reason of his or her election by shareholders, appointment by the Board or expiration of the 12-month period specified in Section 1(b)(15)(B)) if:

(A) The Non-Employee Director was not a Non-Employee Director prior to the Company’s 2004 annual shareholders’ meeting; and

(B) the Non-Employee Director did not previously receive an initial NQSO grant under Section 8(a) of the Urban Outfitters 2000 Stock Incentive Plan, Section 5(a) of the Urban Outfitters, Inc. 1993 Non-Employee Directors’ Non-Qualified Stock Option Plan, Section 7(a)(1) of the Urban Outfitters, Inc. 1997 Stock Option Plan or Section 7(a)(1) of this Plan.

(2) Subsequent Grants. On the first business day immediately following each of the dates on which an incumbent Non-Employee Director is elected or reelected to the Board by shareholders subsequent to the Company’s 2003 annual shareholders’ meeting, he or she shall automatically be granted an NQSO to purchase 20,000 shares of Common Stock (as adjusted pursuant to Section 12), except that in the case of the first election or reelection following the date of the Non-Employee Director’s initial election or appointment to the Board, no grant shall be made on account of such first election or reelection unless at least six months have elapsed since such initial election or appointment. The grant under this Section 7(a)(2) shall be in addition to the initial grant pursuant to any plan listed in Section 7(a)(1)(B).

(b) Terms and Conditions of Formula Options. Formula Options granted to Non-Employee Directors under this Section 7 shall expressly specify that they are NQSOs. In addition, such NQSOs shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan:

(1) Number of Shares. A statement of the number of shares of Common Stock to which the NQSO pertains.

(2) Price. A statement of the NQSO exercise price, which shall be the higher of one hundred percent (100%) of the Fair Market Value per share of the Common Stock, or the par value thereof, on the date the NQSO is granted.

(3) Term. Subject to earlier termination as provided in Section 7(b)(5) and Section 14 below, the term of each NQSO granted under this Section 7 shall be ten years from the date of grant.

(4) Exercise. An NQSO granted under this Section 7 shall be exercisable on the business day immediately preceding the annual meeting of shareholders next succeeding the date of grant of such NQSO. Except as otherwise provided in Section 7(b)(5), below, NQSOs shall only be exercisable by a Non-Employee Director while he or she remains a director of the Company. Any NQSO shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the NQSO. Any exercisable NQSO may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and, except as provided in Section 6(d)(3), accompanied by payment in full of the aggregate price for such shares. Only full shares shall be issued, and any fractional shares which might otherwise be issuable upon exercise of an NQSO granted hereunder shall be forfeited.

The NQSO exercise price shall be payable in any of the methods set forth in Section 6(d)(1) through (4).

(5) Termination of Services as a Director. If a Non-Employee Director’s Termination of Service occurs prior to the expiration date fixed for his or her NQSO under this Section 7 for any reason (such as, without limitation, disability, death or failure to be reelected by the Company’s shareholders), such NQSO may be exercised, to the extent of the number of shares of Common Stock with respect to which he or she could have exercised it on the date of such Termination of Service, by the Non-Employee Director at any time prior to the earlier of:

(A) The expiration date of such NQSO; or

(B) One year after the date of such Termination of Service.

If a Non-Employee Director whose Termination of Service occurs for any reason other than death shall die following his or her Termination of Service, but prior to the earlier of (A) or (B) above, such NQSO may be exercised, to the extent of the number of shares of Common Stock with respect to which he or she could have exercised it on the date of his or her death at any time prior to the earlier of:

(C) The expiration date fixed for his or her NQSO; or

(D) One year after the date of death.

In the event of the Non-Employee Director’s legal disability, such NQSO may be so exercised by his or her legal representative. In the event of the Non-Employee

Director’s death, such NQSO may be so exercised by the Non-Employee Director’s estate, personal representative or beneficiary who acquired the right to exercise such NQSO by bequest or inheritance or by reason of the death of the Non-Employee Director.

SECTION 8 - SARS

(a) Nature of SARs. An SAR entitles the Grantee to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator.

(b) Grant of SARs. SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

(c) Rules Applicable to Tandem Awards. When SARs are granted in tandem with Options, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SAR relating to the shares of Common Stock covered by such Option will terminate. Upon the exercise of an SAR, the related Option will terminate to the extent of an equal number of shares of Common Stock. The SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The SAR will be transferable only when the related Option is transferable, and under the same conditions. An SAR granted in tandem with an ISO may be exercised only when the Fair Market Value of the shares of Common Stock subject to the Option exceeds the exercise price of such Option.

(d) Exercise of Independent SARs. An SAR not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of an independent SAR must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Administrator.

(e) Termination of Service. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her SAR, Section 6(f), (g) and (h) shall be applied to determine the extent to which and the period during which the SAR may be exercised. For purposes of this Section 8(e), the term “SAR” shall replace the term “Option” in each place such term appears in Section 6(f), (g) and (h).

SECTION 9 - RESTRICTED STOCK

(a) General Requirements. Restricted Stock may be issued or transferred for consideration or for no consideration, as determined by the Administrator. If for consideration, payment may be in cash or check (acceptable to the Administrator), bank draft, or money order payable to the order of the Company.

(b) Rights as a Stockholder. Unless the Administrator determines otherwise, a Grantee who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in subsection (c) below and any other conditions imposed by the Administrator at the time of grant. Unless the Administrator determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any federal, state and local tax withholding obligations applicable to such shares.

(c) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Grantee incurs a Termination of Service for any reason, must be offered to the Company for purchase for the amount paid for the shares of Common Stock, or forfeited to the Company if nothing was so paid. These restrictions will lapse at such time or times, and on such conditions, as the Administrator may specify in the Award Agreement. Upon the lapse of all restrictions, shares of Common Stock will cease to be Restricted Stock for purposes of the Plan. The Administrator may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Stock will lapse.

(d) Notice of Tax Election. Any Grantee making an election under section 83(b) of the Code for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

SECTION 10 - RSUs

(a) Nature of RSUs. An RSU entitles the Grantee to receive, subject to the restrictions and vesting rules determined by the Administrator, one share of Common Stock with respect to each RSU granted; any fractional RSU shall be payable in cash. During the applicable restriction period, the Company shall establish a bookkeeping account in the Grantee’s name which reflects the number of RSUs standing to the credit of the Grantee. The Company shall credit to the Grantee’s bookkeeping account, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of RSUs equal to the total number of RSUs credited to the Grantee’s bookkeeping account on such date, multiplied by the dollar amount of the per share cash dividend, and divided by the Fair Market Value of a share of Common Stock on such date. RSUs attributable to such dividend equivalent rights shall be subject to the same terms and conditions as the RSUs to which such dividend equivalent rights relate.

(b) Grant of RSUs. The Administrator shall determine:

(1) The number of RSUs subject to the Award;

(2) The purchase price (if any) to be paid for each RSU;

(3) When such RSUs shall vest (i.e., the end of the restriction period); and

(4) Any conditions (such as continued employment or performance measures) that must be met in order for such RSUs to vest at the end of the applicable restriction period.

The Administrator may at any time accelerate the time at which RSUs shall vest.

SECTION 11 - AWARD AGREEMENTS — OTHER PROVISIONS

Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs, not inconsistent with section 422(b) of the Code), as the Administrator shall deem advisable. The Award Agreements shall specify the type of Award granted. Each Grantee shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award.

SECTION 12 - ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

The following shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, spin-off, share combination, or similar change in the capitalization of the Company:

(a) The maximum number and type of shares under the limits set forth in Section 4 (regarding shares available under the Plan, shares subject to grants to Employees in any calendar year and shares available for Restricted Stock and RSUs);

(b) The number and type of shares subject to a formula NQSO to be granted to a Non-Employee Director under Section 7; and/or

(c) The number and type of shares issuable upon exercise or vesting of outstanding Awards under the Plan (as well as the option price per share under such outstanding Awards); provided, however, that no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under section 424(h) of the Code, unless the Grantee consents to such adjustment.

In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Awards (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards. Any adjustments authorized by the Committee under Section 12(b) shall be subject to approval by the Board.

SECTION 13 - CHANGE IN CONTROL

(a) Full Vesting. Notwithstanding any other provision of this Plan, all outstanding Awards shall become fully vested and exercisable upon a Change in Control; provided, however, that this Section 13 shall not increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.

(b) Definitions.

(1) For purposes of this Plan, a “Change in Control” with respect to the Company shall mean any of the following events:

(A) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation resulting in the voting power of the securities (as described in clause (D) below) of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than a majority of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger of consolidation;

(B) any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company;

(C) the dissolution and liquidation of the Company; or

(D) any person or “group” (other than a benefit plan sponsored by either the Company or a subsidiary of the Company and other than Richard A. Hayne or his estate, personal representative or the beneficiaries under his will), becoming after February 24, 2004 the “beneficial owner,” directly or indirectly, of securities representing a majority of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire such securities).

(2) For purposes hereof, the terms “group” and “beneficial owner” shall have the meanings given to them in Rule 13d-3; and Rule 13d-3 shall mean Rule 13d-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

SECTION 14 - CERTAIN CORPORATE TRANSACTIONS

In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options and SARs, the Committee shall give each Grantee holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 13) up to, and including the date immediately preceding such termination. Further, as provided in Sections 6(d), 8(d), 9(c) and 10(b) hereof, the Administrator, in its discretion, may accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 13).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code, unless the Grantee consents to the change.

Notwithstanding the foregoing, in the event of a corporate transaction (as described above) in which holders of Common Stock are to receive cash, securities or other property, and provision is not made for the continuance and substitution or assumption of formula NQSOs granted to Non-Employee Directors under Section 7, all such outstanding NQSOs shall terminate as of the last business day immediately preceding the closing date of such corporate transaction and the Company shall pay to each Non-Employee Director an amount in cash with respect to each share to which a terminated NQSO pertains equal to the difference between the NQSO exercise price and the value of the consideration to be received by the holders of Common Stock in connection with such transaction.

SECTION 15 - AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS

(a) In General. The Board, pursuant to resolution, may amend or suspend the Plan, and, except as provided below, the Administrator may amend an outstanding Award in any respect whatsoever; except that the following amendments shall require the approval of shareholders (given in the manner set forth in subsection (b) below) —

(1) a change in the class of employees eligible to participate in the Plan with respect to ISOs;

(2) except as permitted under Section 12 hereof, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan;

(3) an extension of the date, under Section 16 hereof, as of which no ISOs shall be granted hereunder;

(4) a modification of the material terms of the “performance goal,” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and

(5) any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed or traded.

If the Fair Market Value of Common Stock subject to an Option or SAR has declined since the Option or SAR was granted, the Committee, in its sole discretion, may reduce the exercise price of any (or all) such Option(s) or SAR(s), or cancel any (or all) such Option(s) or SAR(s) in exchange for cash or the grant of new Awards. Except as provided in Section 14, no amendment or suspension shall alter or impair any outstanding Awards or cause the modification (within the meaning of section 424(h) of the Code) of an ISO, without the consent of the Grantee affected thereby.

(b) Manner of Shareholder Approval. The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Company, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected —

(1) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders’ meeting); or

(2) by a majority of the votes cast at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

(c) Amendments Affecting Formula Awards to Non-Employee Directors. Notwithstanding the foregoing, no amendment to any provision of the Plan that would affect NQSOs to be awarded to Non-Employee Directors under Section 7 shall be made if such amendment would cause the terms and conditions of grants made under Section 7 to fail to be fixed in advance, within the meaning of Securities and Exchange Commission interpretations under section 16(b) of the Exchange Act.

SECTION 16 - TERMINATION OF PLAN; CESSATION OF ISO GRANTS

The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No ISOs shall be granted hereunder after February 23, 2014, which date is within 10 years after the date the Plan was adopted by the Board, or the date the Plan was approved by the shareholders of the Company, whichever is earlier. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder, and outstanding on the date the Plan is terminated, which by their terms extend beyond such date.

SECTION 17 - SHAREHOLDER APPROVAL

This Plan shall become effective on February 24, 2004 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders, in the manner described in Section 15(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, the Plan and all Awards granted hereunder shall be null and void and no additional Awards shall be granted hereunder.

SECTION 18 - MISCELLANEOUS

(a) Rights. Neither the adoption of the Plan nor any action of the Board or the Administrator shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Administrator shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to him or her for such shares, except as otherwise provided under Section 9(b) (regarding Restricted Stock).

(b) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Pennsylvania law.

(c) Transferability; Registration. No ISO, Restricted Stock or RSU shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative.

Except as provided in a Grantee’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to discretionary NQSOs granted under Section 6 and SARs granted under Section 8.

A Non-Employee Director may transfer an NQSO granted under Section 7 for no consideration to (1) the Non-Employee Director’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law, including adoptive relationships, and any person sharing the Non-Employee Director’s household (other than a tenant or employee) (“Permitted Transferees”), (2) a trust in which one or more Permitted Transferees in the aggregate have more than 50% of the beneficial interest, (3) a foundation in which one or more Permitted Transferees (and the Non-Employee Director) in the aggregate control the management of assets, and (4) any other entity in which one or more Permitted Transferees (and the Non-Employee Director) in the aggregate own more than 50% of the voting interests. Except as provided in the preceding sentence, or by will or the laws of descent and distribution, formula NQSOs granted under Section 7 shall not be assignable or transferable by the Non-Employee Director, and during the lifetime of the Non-Employee Director, the NQSO shall be exercisable only by the Non-Employee Director or by his guardian or legal representative. Any formula NQSO transferred by a Non-Employee Director shall not be assignable or transferable by the transferee.

If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock or vesting of an RSU, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship.

(d) Deferrals. The Committee may permit or require Grantees to defer receipt of any Common Stock issuable upon exercise of an Option or the lapse of the restriction period applicable to Restricted Stock or RSUs, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents.

(e) Listing and Registration of Shares. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Award may be exercised, in whole or in part, and no Restricted Stock or RSU may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

(f) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Award or upon the vesting of Restricted Stock or RSU shall be subject to applicable federal, state, and local tax withholding requirements.

If the exercise of any Award or the vesting of Restricted Stock or RSU is subject to the withholding requirements of applicable federal, state or local tax law, the Administrator, in its (or his) discretion, may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to any Option to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date the amount attributable to the exercise or vesting of the Award is includible in income by the Grantee under section 83 of the Code (the “Determination Date”)).

The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

(g) Application of Funds. Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Stock received in payment for shares shall become treasury stock.

(h) No Obligation to Exercise Award. The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.

(i) Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

(j) Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.